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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                          FIRST UNION PLAZA, SUITE 1400
                           999 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309
                            TELEPHONE (404) 817-6000
                            TELECOPIER (404) 817-6050



                                                    OTHER OFFICES:
                                              Charleston, South Carolina
                                               Charlotte, North Carolina
                                               Columbia, South Carolina
                                              Greenville, South Carolina
                                             Myrtle Beach, South Carolina


                                  June 25, 1998


Professional Transportation Group Ltd., Inc.
5025 Derrick Jones Road, Suite 120
Atlanta, Georgia  30349

Gentlemen:

         We have acted as counsel to Professional Transportation Group Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 500,000 shares (the "Shares") of the Company's common stock no par value (the "Common Stock, that may be issued pursuant to the Professional Transportation Group Ltd., Inc. 1996 Stock Option Plan, up to 100,000 shares of Common Stock which may be issued pursuant to the Professional Transportation Group Ltd., Inc. 1998 Director Stock Option Plan and up to 200,000 shares of Common Stock which may be issued pursuant to the Professional Transportation Group Ltd., Inc. 1998 Employee Stock Purchase Plan (collectively, the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the plans specified therein, will, when issued in accordance with the plans, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                      Very truly yours,

                                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.